GLOBAL CUSTODY AGREEMENT



      This AGREEMENT is effective June 1, 1999, and is between THE CHASE MANHATTAN BANK ("Bank") FIRSTAR Bank,
Milwaukee, N.A. and Light Revolution Fund, Inc. ("Customer").

1.   Customer Accounts.

      Bank, acting as "Securities Intermediary" (as defined in Section 15(g) hereof) shall establish and maintain the following accounts ("Accounts"):

      (a)   a  Custody Account (as defined  in  Section
15(b)  hereof)  in the name of Customer  for  Financial
Assets,  which  shall, except as  modified  by  Section
15(d)  hereof, mean stocks, shares, bonds,  debentures,
notes,  mortgages or other obligations for the  payment
of money, bullion, coin and any certificates, receipts,
warrants  or other instruments representing  rights  to
receive,  purchase  or  subscribe  for  the   same   or
evidencing   or  representing  any  other   rights   or
interests  therein and other similar  property  whether
certificated  or uncertificated as may be  received  by
Bank  or  its  Subcustodian (as defined  in  Section  3
hereof)  for the account of Customer, including  as  an
"Entitlement  Holder"  as  defined  in  Section   15(c)
hereof); and

      (b)  an account in the name of Customer ("Deposit
Account") for any and all cash in any currency received
by   Bank  or  its  Subcustodian  for  the  account  of
Customer, which cash shall not be subject to withdrawal by draft or check.

     Customer warrants its authority to: 1) deposit the
cash   and  Financial  Assets  (collectively  "Assets")
received in the Accounts and 2) give Instructions (as defined in Section 11 hereof) concerning the Accounts.
Bank may deliver Financial Assets of the same class in place of those deposited in the Custody Account.

      Upon written agreement between Bank and Customer, additional Accounts may be established and separately accounted for as additional Accounts hereunder.

2. Maintenance of Financial Assets and Cash at Bank and Subcustodian Locations.

     Unless Instructions specifically require another location acceptable to Bank:

     (a) Financial Assets shall be held in the country or other jurisdiction in which the principal trading market for such Financial Assets is located, where such Financial Assets are to be presented for payment or where such Financial Assets are acquired; and

      (b) Cash shall be credited to an account in a country or other jurisdiction in which such cash may be legally deposited or is the legal currency for the payment of public or private debts.

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      Cash  may  be  held pursuant to  Instructions  in
either interest or non-interest bearing accounts as may
be  available  for  the particular  currency.   To  the
extent Instructions are issued and Bank can comply with
such  Instructions, Bank is authorized to maintain cash
balances on deposit for Customer with itself or one  of
its  "Affiliates" at such reasonable rates of  interest
as  may from time to time be paid on such accounts,  or
in   non-interest  bearing  accounts  as  Customer  may
direct, if acceptable to Bank. For purposes hereof, the term "Affiliate" shall mean an entity controlling, controlled by, or under common control with, Bank.

      If Customer wishes to have any of its Assets held in the custody of an institution other than the established Subcustodians as defined in Section 3 (or their securities depositories), such arrangement must be authorized by a written agreement, signed by Bank and Customer.

3.    Subcustodians and Securities Depositories.

      Bank  may act hereunder through the subcustodians
listed in Schedule A hereof with which Bank has entered
into    subcustodial    agreements   ("Subcustodians").
Customer authorizes Bank to hold Assets in the Accounts
in accounts which Bank has established with one or more
of   its   branches   or   Subcustodians.    Bank   and
Subcustodians  are  authorized  to  hold  any  of   the
Financial Assets in their account with any securities depository in which they participate.

      Bank  reserves the right to add new,  replace  or
remove   Subcustodians.   Customer   shall   be   given
reasonable notice by Bank of any amendment to  Schedule
A.   Upon request by Customer, Bank shall identify  the
name,  address and principal place of business  of  any
Subcustodian  of  Customer's Assets and  the  name  and
address  of the governmental agency or other regulatory
authority    that   supervises   or   regulates    such
Subcustodian.

4.   Use of Subcustodian.

     (a) Bank shall identify the Assets on its books as belonging to Customer.

     (b) A Subcustodian shall hold such Assets together with assets belonging to other customers of Bank in accounts identified on such Subcustodian's books as custody accounts for the exclusive benefit of customers of Bank.

     (c) Any Assets in the Accounts held by a Subcustodian shall be subject only to the instructions of Bank or its agent. Any Financial Assets held in a securities depository for the account of a Subcustodian shall be subject only to the instructions of such Subcustodian.

     (d)   Any  agreement  Bank  enters  into  with  a
Subcustodian for holding Bank's customers' assets shall
provide  that such assets shall not be subject  to  any
right, charge, security interest, lien or claim of  any
kind  in  favor  of such Subcustodian except  for  safe
custody  or  administration, and  that  the  beneficial
ownership  of  such assets shall be freely transferable
without  the payment of money or value other  than  for
safe custody or administration, or, in the case of cash
deposits, except for liens or rights in favor of  credi
tors  of  the  Subcustodian arising  under  bankruptcy,
insolvency  or  similar  laws.   Where  Securities  are
deposited   by   a  Subcustodian  with   a   securities
depository,  Bank  shall  cause  the  Subcustodian   to
identify on its books as belonging to Bank, as agent, the Securities shown on the Subcustodian's account on the books of such securities depository. The foregoing shall not apply to the extent of any special agreement or arrangement made by Customer with any particular
Subcustodian.

5.   Deposit Account Transactions.

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     (a)  Bank or its Subcustodians shall make payments
from the Deposit Account upon receipt of Instructions which include all information required by Bank.

     (b) In the event that any payment to be made under this Section 5 exceeds the funds available in the Deposit Account, Bank, in its discretion, may advance
Customer such excess amount which shall be deemed a loan payable on demand, bearing interest at the rate customarily charged by Bank on similar loans.

     (c)   If  Bank credits the Deposit Account  on  a
payable date, or at any time prior to actual collection
and   reconciliation  to  the  Deposit  Account,   with
interest,  dividends, redemptions or any  other  amount
due,  Customer  shall promptly return any  such  amount
upon oral or written notification: (i) that such amount
has  not  been  received  in  the  ordinary  course  of
business  or  (ii)  that  such amount  was  incorrectly
credited.   If  Customer does not promptly  return  any
amount  upon such notification, Bank shall be entitled,
upon  oral  or  written notification  to  Customer,  to
reverse such credit by debiting the Deposit Account for
the   amount   previously  credited.    Bank   or   its
Subcustodian shall have no duty or obligation to institute legal proceedings, file a claim or a proof of claim in any insolvency proceeding or take any other action with respect to the collection of such amount, but may act for Customer upon Instructions after consultation with Customer.

6.   Custody Account Transactions.

       (a)   Financial  Assets  shall  be  transferred,
exchanged or delivered by Bank or its Subcustodian upon
receipt  by  Bank  of Instructions  which  include  all
information  required by Bank.  Settlement and  payment
for  Financial  Assets received for,  and  delivery  of
Financial  Assets out of, the Custody  Account  may  be
made  in  accordance with the customary or  established
securities  trading or securities processing  practices
and  procedures in the jurisdiction or market in  which
the  transaction occurs, including, without limitation,
delivery of Financial Assets to a purchaser, dealer  or
their agents against a receipt with the expectation  of
receiving later payment and free delivery.  Delivery of
Financial Assets out of the Custody Account may also be
made   in   any   manner   specifically   required   by
Instructions acceptable to Bank.

      (b)  Bank, in its discretion, may credit or debit
the Accounts on a contractual settlement date with cash
or  Financial Assets with respect to any sale, exchange
or  purchase  of  Financial  Assets.   Otherwise,  such
transactions  shall  be  credited  or  debited  to  the
Accounts  on  the  date  cash or Financial  Assets  are
actually  received  by  Bank  and  reconciled  to   the
Account.

           (i)  Bank may reverse credits or debits made
     to the Accounts in its discretion if the related transaction fails to settle within a reasonable period, determined by Bank in its discretion, after the contractual settlement date for the related transaction.

            (ii)  If  any  Financial  Assets  delivered
     pursuant to this Section 6 are returned by the recipient thereof, Bank may reverse the credits and debits of the particular transaction at any time.

7.   Actions of Bank.

      Bank shall follow Instructions received regarding
Assets  held  in  the  Accounts.   However,  until   it
receives Instructions to the contrary, Bank shall:

      (a) Present for payment any Financial Assets which are called, redeemed or retired or otherwise become payable and all coupons and other income items which call for payment upon presentation, to the extent that Bank or Subcustodian is actually aware of such opportunities.

       (b) Execute in the name of Customer such ownership and other certificates as may be required to obtain payments in respect of Financial Assets.

       (c)   Exchange  interim  receipts  or  temporary
Financial Assets for definitive Financial Assets.

       (d)    Appoint  brokers  and  agents   for   any
transaction involving the Financial Assets,  including,
without   limitation,  Affiliates  of   Bank   or   any
Subcustodian.

      (e) Issue statements to Customer, at times mutually agreed upon, identifying the Assets in the Accounts.

     Bank shall send Customer an advice or notification
of  any  transfers of Assets to or from  the  Accounts.
Such   statements,   advices  or  notifications   shall
indicate  the identity of the entity having custody  of
the  Assets.   Unless  Customer sends  Bank  a  written
exception  or  objection to any Bank  statement  within
sixty (60) days of receipt, Customer shall be deemed to
have  approved such statement.  In such event, or where
Customer  has  otherwise approved any  such  statement,
Bank  shall,  to  the  extent  permitted  by  law,   be
released, relieved and discharged with respect  to  all
matters  set  forth  in  such statement  or  reasonably
implied therefrom as though it had been settled by  the
decree  of  a  court  of competent jurisdiction  in  an
action  where  Customer  and  all  persons  having   or
claiming an interest in Customer or Customer's Accounts were parties.

     All collections of funds or other property paid or
distributed  in  respect  of Financial  Assets  in  the
Custody  Account shall be made at the risk of Customer.
Bank shall have no liability for any loss occasioned by
delay in the actual receipt of notice by Bank or by its
Subcustodians of any payment, redemption or other trans
action   regarding  Financial  Assets  in  the  Custody
Account in respect of which Bank has agreed to take any action hereunder.

8.   Corporate Actions; Proxies; Tax Reclaims.

      (a)   Corporate Actions.  Whenever Bank  receives
information  concerning  the  Financial  Assets   which
requires discretionary action by the beneficial owner of the Financial Assets (other than a proxy), such as subscription rights, bonus issues, stock repurchase plans and rights offerings, or legal notices or other material intended to be transmitted to securities holders ("Corporate Actions"), Bank shall give Customer notice of such Corporate Actions to the extent that Bank's central corporate actions department has actual knowledge of a Corporate Action in time to notify its customers.

     When a rights entitlement or a fractional interest resulting from a rights issue, stock dividend, stock split or similar Corporate Action is received which bears an expiration date, Bank shall endeavor to obtain
Instructions from Customer or its Authorized Person (as defined in Section 10 hereof), but if Instructions are not received in time for Bank to take timely action, or actual notice of such Corporate Action was received too late to seek Instructions, Bank is authorized to sell such rights entitlement or fractional interest and to credit the Deposit Account with the proceeds or take any other action it deems, in good faith, to be appro priate in which case it shall be held harmless for any such action.

     (b) Proxy Voting. Bank shall provide proxy voting services, if elected by Customer, in accordance with the terms of the proxy voting services rider hereto.
Proxy voting services may be provided by Bank or, in whole or in part, by one or more third parties appointed by Bank (which may be Affiliates of Bank).

     (c)  Tax Reclaims.

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     (i)  Subject to the provisions hereof, Bank
     shall apply for a reduction of withholding tax and any refund of any tax paid or tax credits which apply in each applicable market in respect of income payments on Financial Assets for Customer's benefit which Bank believes may be available to Customer.

     (ii)  The provision of tax reclaim services
     by   Bank   is   conditional  upon   Bank's
     receiving  from Customer or, to the  extent
     the Financial Assets are beneficially owned
     by others, from each beneficial owner, A) a
     declaration   of  the  beneficial   owner's
     identity  and  place of residence  and  (B)
     certain  other  documentation  (pro   forma
     copies  of which are available from  Bank).
     Customer  acknowledges that, if  Bank  does
     not      receive     such     declarations,
     documentation and information Bank shall be unable to provide tax reclaim services.

     (iii)      Bank  shall  not  be  liable  to
     Customer or any third party for any  taxes,
     fines  or  penalties  payable  by  Bank  or
     Customer,    and   shall   be   indemnified
     accordingly, whether these result from  the
     inaccurate   completion  of  documents   by
     Customer or any third party, or as a result
     of the provision to Bank or any third party
     of  inaccurate or misleading information or
     the withholding of material information  by
     Customer or any other third party, or as  a
     result   of   any  delay  of  any   revenue
     authority or any other matter beyond Bank's control.

     (iv)   Bank  shall  perform  tax   reclaim
     services  only  with respect  to  taxation
     levied  by the revenue authorities of  the
     countries  notified to Customer from  time
     to  time and Bank may, by notification  in
     writing,  at  Bank's absolute  discretion,
     supplement or amend the markets  in  which
     tax  reclaim services are offered.   Other
     than as expressly provided in this sub-clause, Bank shall have no responsibility with regard to Customer's tax position or status in any jurisdiction.

     (v)    Customer  confirms  that  Bank   is
     authorized to disclose any information requested by any revenue authority or any governmental body in relation to Customer or the securities and/or cash held for Customer.

     (vi)  Tax  reclaim services may be provided
     by Bank or, in whole or in part, by one or more third parties appointed by Bank (which may be Bank's affiliates); provided that Bank shall be liable for the performance of any such third party to the same extent as Bank would have been if Bank performed such services.

     (d)  Tax Obligations.

     (i)    Customer  confirms  that   Bank   is
     authorized to deduct from any cash received or credited to the Deposit Account any taxes or levies required by any revenue or governmental authority for whatever reason in respect of the Custody Account.

     (ii)  If  Bank does not receive appropriate
     declarations, documentation and information
     that  additional  United  Kingdom  taxation
     shall  be deducted from all income received
     in  respect of the Financial Assets  issued
     outside   the   United  Kingdom   and   any
     applicable  United States  withholding  tax
     shall be deducted from income received from
     the   Financial  Assets.   Customer   shall
     provide  to  Bank  such  documentation  and
     information   as   Bank  may   require   in
     connection  with  taxation,  and   warrants
     that, when given, this information shall be true and correct in every respect, not misleading in any way, and contain all material information. Customer undertakes to notify Bank immediately if any such information requires updating or amendment.

     (iii)     Customer shall be responsible for
     the  payment of all taxes relating  to  the
     Financial  Assets  in the Custody  Account,
     and  Customer agrees to pay, indemnify  and
     hold Bank harmless from and against any and
     all  liabilities,  penalties,  interest  or
     additions  to  tax  with  respect   to   or
     resulting  from, any delay in,  or  failure
     by, Bank (1) to pay, withhold or report any
     U.S.  federal,  state  or  local  taxes  or
     foreign taxes imposed on, or (2) to  report
     interest, dividend or other income paid  or
     credited  to  the Deposit Account,  whether
     such  failure  or  delay by  Bank  to  pay,
     withhold  or  report tax or income  is  the
     result  of (x) Customer's failure to comply
     with  the terms of this paragraph,  or  (y)
     Bank's  own  acts  or  omissions;  provided
     however,  Customer shall not be  liable  to
     Bank  for any penalty or additions  to  tax
     due  as a result of Bank's failure to  pay,
     withhold   or  report  tax  or  to   report
     interest, dividend or other income paid  or
     credited to the Deposit Account solely as a
     result   of   Bank's  negligent   acts   or
     omissions.

9.   Nominees.

      Financial  Assets  which are ordinarily  held  in
registered form may be registered in a nominee name  of
Bank,  Subcustodian  or securities depository,  as  the
case may be.  Bank may without notice to Customer cause
any such Financial Assets to cease to be registered  in
the  name  of any such nominee and to be registered  in
the  name of Customer.  In the event that any Financial
Assets  registered  in a nominee name  are  called  for
partial  redemption by the issuer, Bank may  allot  the
called portion to the respective beneficial holders  of
such  class of security in any manner Bank deems to  be
fair   and   equitable.   Customer  shall  hold   Bank,
Subcustodians, and their respective nominees harmless from any liability arising directly or indirectly from their status as a mere record holder of Financial
Assets in the Custody Account.

10.  Authorized Persons.

     As used herein, the term "Authorized Person" means
employees  or agents including investment  managers  as
have been designated by written notice from Customer or
its  designated  agent  to act on  behalf  of  Customer
hereunder.    Such  persons  shall   continue   to   be
Authorized  Persons until such time  as  Bank  receives
Instructions from Customer or its designated agent that any such employee or agent is no longer an Authorized
Person.

11.  Instructions.

      The term "Instructions" means instructions of any
Authorized  Person  received by  Bank,  via  telephone,
telex,  facsimile  transmission,  bank  wire  or  other
teleprocess   or   electronic  instruction   or   trade
information  system  acceptable  to  Bank  which   Bank
believes in good faith to have been given by Authorized
Persons or which are transmitted with proper testing or
authentication  pursuant to terms and conditions  which
Bank may specify.  Unless otherwise expressly provided,
all  Instructions  shall continue  in  full  force  and
effect   until  canceled  or  superseded.    The   term
"Instructions"     includes,    without     limitation,
instructions   to  sell,  assign,  transfer,   deliver,
purchase or receive for the Custody Account, any and all stocks, bonds and other Financial Assets or to transfer funds in the Deposit Account.)

      Any  Instructions delivered to Bank by  telephone
shall promptly thereafter be confirmed in writing by an
Authorized  Person  (which confirmation  may  bear  the
facsimile signature of such Person), but Customer shall
hold  Bank  harmless for the failure of  an  Authorized
Person  to  send  such  confirmation  in  writing,  the
failure  of  such  confirmation  to  conform   to   the
telephone  instructions received or Bank's  failure  to
produce such
confirmation at any subsequent time.  Bank
may  electronically  record any Instructions  given  by
telephone,  and  any other telephone  discussions  with
respect  to  the  Custody Account.  Customer  shall  be
responsible    for    safeguarding    any     testkeys,
identification codes or other security devices which Bank shall make available to Customer or its Authorized
Persons.

12.  Standard of Care; Liabilities.

     (a)  Bank shall be responsible for the performance
of  only  such  duties  as  are  set  forth  herein  or
expressly   contained   in   Instructions   which   are
consistent with the provisions hereof as follows:

           (i)  Notwithstanding any other provisions of
     this  Agreement, Bank's responsibilities shall  be
     limited  to the exercise of reasonable  care  with
     respect to its obligations hereunder.  Bank  shall
     only  be  liable  to Customer for any  loss  which
     shall  occur  as the result of the  failure  of  a
     Subcustodian  to  exercise  reasonable  care  with
     respect  to  the safekeeping of such Assets  where
     such loss results directly from the failure by the
     Subcustodian  to  use  reasonable  care   in   the
     provision   of  custodial  services   by   it   in
     accordance  with the standards prevailing  in  its
     local  market or from the willful default of  such
     Subcustodian   in  the  provision   of   custodial
     services  by  it.  In the event  of  any  loss  to
     Customer  which is compensable hereunder  (i.e.  a
     loss  arising  by reason of willful misconduct  or
     the  failure  of Bank or its Subcustodian  to  use
     reasonable care), Bank shall be liable to Customer
     only  to  the extent of Customer's direct damages,
     to  be determined based on the market value of the
     property which is the subject of the loss  at  the
     date   of  discovery  of  such  loss  and  without
     reference    to   any   special   conditions    or
     circumstances.   Bank  shall  have  no   liability
     whatsoever   for   any   consequential,   special,
     indirect   or   speculative   loss   or    damages
     (including,  but  not limited  to,  lost  profits)
     suffered  by  Customer  in  connection  with   the
     transactions and services contemplated hereby and the relationship established hereby even if Bank has been advised as to the possibility of the same and regardless of the form of the action.

           (ii)  Bank shall not be responsible for  the
     insolvency of any Subcustodian which is not a branch or Affiliate of Bank. Bank shall not be responsible for any act, omission, default or the solvency of any broker or agent which it or a Subcustodian appoints unless such appointment was made negligently or in bad faith.

           (iii)      (A) Customer shall indemnify  and
     hold Bank and its directors, officers, agents  and
     employees    (collectively   the    "Indemnitees")
     harmless  from  and against any  and  all  claims,
     liabilities,  losses, damages,  fines,  penalties,
     and    expenses,   including   out-of-pocket   and
     incidental expenses and legal fees ("Losses") that
     may  be  imposed  on,  incurred  by,  or  asserted
     against,  the  Indemnitees  or  any  of  them  for
     following  any  instructions or  other  directions
     upon which Bank is authorized to rely pursuant  to
     the  terms of this Agreement.  (B) In addition  to
     and   not   in   limitation   of   the   preceding
     subparagraph, Customer shall also indemnify and hold the Indemnitees and each of them harmless from and against any and all Losses that may be imposed on, incurred by, or asserted against, the Indemnitees or any of them in connection with or arising out of Bank's performance under this Agreement, provided the Indemnitees have not acted with negligence or engaged in willful misconduct.
     (C) In performing its obligations hereunder, Bank may rely on the genuineness of any document which it believes in good faith to have been validly executed.

           (iv)  Customer shall pay for and  hold  Bank
     harmless from any liability or loss resulting from the imposition or assessment of any taxes or other governmental charges, and any related expenses, with respect to income from or Assets in the Accounts.

           (v)  Bank shall be entitled to rely, and may
     act, upon the advice of counsel (who may be counsel for Customer) on all matters and shall be without liability for any action reasonably taken or omitted pursuant to such advice.

          (vi) Bank need not maintain any insurance for the benefit of Customer.

          (vii)  Without  limiting the  foregoing,
     Bank  shall  not  be  liable for  any  loss  which
     results  from:  1) the general risk of  investing,
     or  2) investing or holding Assets in a particular
     country  including,  but not  limited  to,  losses
     resulting  from  malfunction, interruption  of  or
     error in the transmission of information caused by
     any   machines   or  system  or  interruption   of
     communication   facilities,   abnormal   operating
     conditions,   nationalization,  expropriation   or
     other  governmental  actions;  regulation  of  the
     banking    or   securities   industry;    currency
     restrictions,  devaluations or  fluctuations;  and
     market   conditions  which  prevent  the   orderly
     execution of securities transactions or affect the value of Assets.

           (viii)   Neither party shall be liable  to
     the  other for any loss due to forces beyond their
     control  including, but not limited to strikes  or
     work  stoppages, acts of war (whether declared  or
     undeclared)     or    terrorism,     insurrection,
     revolution, nuclear fusion, fission or radiation, or acts of God.

      (b)   Consistent  with and without  limiting  the
first  paragraph of this Section 12, it is specifically
acknowledged   that  Bank  shall  have   no   duty   or
responsibility to:

            (i)   question  Instructions  or  make  any
     suggestions to Customer or an Authorized Person regarding such Instructions;

           (ii) supervise or make recommendations  with
     respect   to  investments  or  the  retention   of
     Financial Assets;

           (iii)      advise Customer or an  Authorized
     Person regarding any default in the payment of principal or income of any security other than as provided in Section 5(c) hereof;

           (iv)  evaluate or report to Customer  or  an
     Authorized   Person   regarding   the    financial
     condition of any broker, agent or other party to which Financial Assets are delivered or payments are made pursuant hereto; and

           (v)  review or reconcile trade confirmations
     received from brokers.  Customer or its Authorized
     Persons   issuing  Instructions  shall  bear   any
     responsibility   to   review  such   confirmations
     against Instructions issued to and statements issued by Bank.

      (c)   Customer  authorizes Bank to act  hereunder
notwithstanding  that Bank or any of its  divisions  or
Affiliates   may  have  a  material   interest   in   a
transaction, or circumstances are such that Bank may have a potential conflict of duty or interest including the fact that Bank or any of its Affiliates may provide brokerage services to other customers, act as financial advisor to the issuer of Financial Assets, act as a lender to the issuer of Financial Assets, act in the same transaction as agent for more than one customer, have a material interest in the issue of Financial
Assets, or earn profits from any of the activities listed herein.

13.  Fees and Expenses.

     Customer shall pay Bank for its services hereunder the fees set forth in Schedule B hereto or such other amounts as may be agreed upon in writing, together with Bank's reasonable out-of-pocket or incidental expenses, including, but not limited to, legal fees.
Bank shall have a lien on and is authorized to charge any Accounts of Customer for any amount owing to Bank under any provision hereof.

14.  Miscellaneous.

     (a)  Foreign Exchange Transactions.  To facilitate
the administration of Customer's trading and investment
activity,  when  instructed  by  specific  or  standing
Instruction, Bank is authorized to enter into  spot  or
forward foreign exchange contracts with Customer or  an
Authorized  Person for Customer and  may  also  provide
foreign  exchange through its subsidiaries,  Affiliates
or  Subcustodians.  Instructions, may  be  issued  with
respect to such contracts but Bank may establish  rules
or limitations concerning any foreign exchange facility
made   available.   In  all  cases  where   Bank,   its
subsidiaries, Affiliates or Subcustodians enter into a separate master foreign exchange contract with Customer that covers foreign exchange transactions for the Accounts, the terms and conditions of that foreign exchange contract, and to the extent not inconsistent, this Agreement, shall apply to such transactions.

      (b)   Certification of Residency, etc.   Customer
certifies  that it is a resident of the  United  States
and  shall  notify  Bank of any changes  in  residency.
Bank   may   rely  upon  this  certification   or   the
certification of such other facts as may be required to
administer  Bank's  obligations  hereunder.    Customer
shall indemnify Bank against all losses, liability, claims or demands arising directly or indirectly from any such certifications.

       (c)    Access  to  Records.   Bank  shall  allow
Customer's  independent  public  accountant  reasonable
access  to  the records of Bank relating  to  Financial
Assets   as  is  required  in  connection  with   their
examination   of  books  and  records   pertaining   to
Customer's  affairs.   Subject  to  restrictions  under
applicable law, Bank shall also obtain an undertaking to permit Customer's independent public accountants reasonable access to the records of any Subcustodian which has physical possession of any Financial Assets as may be required in connection with the examination of Customer's books and records.

       (d)   Governing  Law;  Successors  and  Assigns;
Immunity; Captions  THIS AGREEMENT SHALL BE GOVERNED BY
THE  LAWS  OF  THE  STATE  OF NEW  YORK  APPLICABLE  TO
AGREEMENTS  MADE AND TO BE PERFORMED IN  NEW  YORK  and
shall not be assignable by either party, but shall bind
the successors in interest of Customer and Bank. .   To
the extent that in any jurisdiction Customer may now or
hereafter  be  entitled to claim,  for  itself  or  its
assets,   immunity  from  suit,  execution,  attachment
(before or after judgment) or other legal process, Customer irrevocably shall not claim, and it hereby waives, such immunity. The captions given to the sections and subsections of this Agreement are for convenience of reference only and are not to be used to interpret this Agreement.

       (e)    Entire   Agreement;  Applicable   Riders.
Customer represents that the Assets deposited in the Accounts are (Check one):

         __ Investment  Company  assets  subject   to
            certain U.S. Securities and Exchange Commission rules and regulations;

         __ Other (specify)

     This   Agreement  consists  exclusively  of   this
     document together with Schedules A and B, Exhibits
     I - _______ and the following Rider(s) [Check applicable rider(s)]:

         __ INVESTMENT COMPANY

         __ PROXY VOTING

         __ SPECIAL TERMS AND CONDITIONS

      There are no other provisions hereof and this Agreement supersedes any other agreements, whether written or oral, between the parties. Any amendment hereto must be in writing, executed by both parties.

      (f)  Severability.  In the event that one or more
provisions   hereof  are  held  invalid,   illegal   or
unenforceable in any respect on the basis of any particular circumstances or in any jurisdiction, the validity, legality and enforceability of such provision or provisions under other circumstances or in other jurisdictions and of the remaining provisions shall not in any way be affected or impaired.

     (g) Waiver. Except as otherwise provided herein, no failure or delay on the part of either party in exercising any power or right hereunder operates as a waiver, nor does any single or partial exercise of any power or right preclude any other or further exercise, or the exercise of any other power or right. No waiver by a party of any provision hereof, or waiver of any breach or default, is effective unless in writing and signed by the party against whom the waiver is to be enforced.

       (h)    Representations  and  Warranties.    (i)
Customer hereby represents and warrants to Bank  that:
(A)  it  has  full authority and power to deposit  and
control the Financial Assets and cash deposited in the
Accounts;  (B) it has all necessary authority  to  use
Bank as its custodian; (C) this Agreement  constitutes
its  legal,  valid and binding obligation, enforceable
in  accordance with its terms; (D) it shall have  full
authority  and power to borrow moneys and  enter  into
foreign  exchange transactions; and  (E)  it  has  not
relied  on any oral or written representation made  by
Bank  or  any  person on its behalf, and  acknowledges
that this Agreement sets out to the fullest extent the
duties  of  Bank.   (ii)  Bank hereby  represents  and
warrants to Customer that: (A) it has the full power and authority to perform its obligations hereunder,
(B) this Agreement constitutes its legal, valid and binding obligation, enforceable in accordance with its terms; and (C) that it has taken all necessary action to authorize the execution and delivery hereof.

      (i)   Notices.  All notices hereunder  shall  be
effective  when  actually received.   Any  notices  or
other  communications which may be required  hereunder
are  to  be  sent  to  the parties  at  the  following
addresses  or such other addresses as may subsequently
be  given to the other party in writing: (a) Bank: The
Chase   Manhattan  Bank,  4  Chase  MetroTech  Center,
Brooklyn,  N.Y.   11245,  Attention:  Global  Investor
Services,  Investment  Management  Group;   and    (b)
Customer: ___________________________________________.

       (j)    Termination.   This  Agreement   may   be
terminated  by  Customer or Bank by giving  sixty  (60)
days  written notice to the other, provided  that  such
notice  to Bank shall specify the names of the  persons
to  whom Bank shall deliver the Assets in the Accounts.
If  notice  of  termination is given by Bank,  Customer
shall, within sixty (60) days following receipt of  the
notice,  deliver  to Bank Instructions  specifying  the
names  of  the persons to whom Bank shall  deliver  the
Assets.   In either case Bank shall deliver the  Assets
to  the  persons  so  specified,  after  deducting  any
amounts which Bank determines in good faith to be  owed
to  it  under  Section 13.  If within sixty  (60)  days
following receipt of a notice of termination  by  Bank,
Bank   does  not  receive  Instructions  from  Customer
specifying the names of the persons to whom Bank shall deliver the Assets, Bank, at its election, may deliver the Assets to a bank or trust company doing business in the State of New York to be held and disposed of pursuant to the provisions hereof, or to Authorized
Persons, or may continue to hold the Assets until Instructions are provided to Bank.

      (k)   Money  Laundering.  Customer  warrants  and
undertakes to Bank for itself and its agents  that  all
Customer's   customers  are  properly   identified   in
accordance with U.S. Money Laundering Regulations as in effect from time to time.

      (l)   Imputation  of certain  information.   Bank
shall not be held responsible for and shall not be required to have regard to information held by any person by imputation or information of which Bank is not aware by virtue of a "Chinese Wall" arrangement.
If Bank becomes aware of confidential information which in good faith it feels inhibits it from effecting a transaction hereunder Bank may refrain from effecting it.

15.  Definitions.

     As used herein, the following terms shall have the meaning hereinafter stated:

a) "Certificated Security" shall mean a security that is represented by a certificate.

b) "Custody Account" shall mean each Securities custody account on Bank's records to which Financial
  Assets are or may be credited pursuant hereto.

c) "Entitlement Holder" shall mean the person on the records of a Securities Intermediary as the person having a Securities Entitlement against the Securities
  Intermediary.

d) "Financial Asset" shall mean, as the context requires, either the asset itself or the means by which a person's claim to it is evidenced, including a Certificated Security or Uncertificated Security, a security certificate, or a Securities Entitlement.

e)      "Securities" shall mean stocks, bonds,  rights,
  warrants and other negotiable and non-negotiable paper
  whether   issued   as  Certificated   Securities   or
  Uncertificated Securities and commonly traded or dealt
  in  on securities exchanges or financial markets, and
  other   obligations   of  an   issuer,   or   shares,
  participations and interests in an issuer recognized in an area in which it is issued or dealt in as a medium for investment and any other property as shall be acceptable to Bank for the Custody Account.

f) "Securities Entitlement" shall mean the rights and property interest of an Entitlement Holder with respect to a Financial Asset as set forth in Part 5 of the Uniform Commercial Code.

g) "Securities Intermediary" shall mean Bank, a Subcustodian, a securities depository, and any other financial institution which in the ordinary course of business maintains custody accounts for others and acts in that capacity.

h) "Uncertificated Security" shall mean a security that is not represented by a certificate.

i)      "Uniform Commercial Code" shall mean Article  8
  of  the  Uniform Commercial Code of the State of  New
  York, as the same may be amended from time to time.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first-above written.

                              CUSTOMER


                              By:  /s/ Charles M. O'Herin
                                --------------------------
                              Title:  Vice President, Secretary and Treasurer
                              Date:   May 21, 1999


                              THE CHASE MANHATTAN BANK




                              By:  /s/ Kathleen Roeder
                                -------------------------
                              Title:  Vice President
                              Date:   June 1, 1999


                               FIRSTAR BANK, MILWAUKEE, N.A.





                              By:  /s/ Andrea McVoy
                                ---------------------------
                              Title:  Assistant Vice President
                              Date:   June 1, 1999

STATE OF WASHINGTON )

                    :  ss.

COUNTY OF PIERCE )





         On this 21st day of May, 1999 , before me personally came

Charles M. O'Herin, to me known, who being by me duly sworn, did depose and say that he resides in Tacoma at 4109 N. Vassault, that he is

Vice President of Light Revolution Fund, Inc., the entity described in and which executed the foregoing instrument; that he knows  the  seal  of said  entity, that the seal affixed to said  instrument

is  such seal, that it was so affixed by order of  said

entity, and that he signed his name thereto  by like order.










Sworn to before me this 21st day of May, 1999.


        Notary  /s/ Karen Demelo

       Investment Company  Rider to Global Custody Agreement
                Between The Chase Manhattan Bank and
                 Firstar Bank, Milwaukee, N.A. and
                     Light Revolution Fund, Inc.
                       effective June 1, 1999

The following modifications are made to the Agreement:

      A. Add a new Section 16 to the Agreement as follows:

     "16.  Compliance with SEC rule 17f-5.

      (a)  Customer's board of directors (or equivalent
body)  (hereinafter `Board') hereby delegates to  Bank,
and,  except as to the country or countries as to which
Bank  may, from time to time, advise Customer  that  it
does  not  accept such delegation, Bank hereby  accepts
the  delegation to it, of the obligation to perform  as
Customer's `Foreign Custody Manager' (as that  term  is
defined  in SEC rule 17f-5(a)(2)), both for the purpose
of  selecting Eligible Foreign Custodians (as that term
is defined in SEC rule 17f-5(a)(1), and as the same may
be  amended  from time to time, or that have  otherwise
been made exempt pursuant to an SEC exemptive order) to
hold  Financial  Assets and Cash and of evaluating  the
contractual  arrangements with  such  Eligible  Foreign
Custodians  (as  set  forth in SEC  rule  17f-5(c)(2));
provided  that,  the  term Eligible  Foreign  Custodian
shall  not  include  any  `Compulsory  Depository.'   A
Compulsory   Depository   shall   mean   a   securities
depository or clearing agency the use of which is compulsory because: (1) its use is required by law or regulation, (2) securities cannot be withdrawn from the depository, or (3) maintaining securities outside the depository is not consistent with prevailing custodial practices in the country which the depository serves.
Compulsory Depositories used by Bank as of the date hereof are set forth in Appendix 1-A hereto, and as the same may be amended on notice to Customer from time to time.

     (b) In connection with the foregoing, Bank shall:

     (i)  provide written reports notifying  Customer's
     Board  of  the placement of Financial  Assets  and
     Cash  with  particular Eligible Foreign Custodians
     and  of  any  material change in the  arrangements
     with  such Eligible Foreign Custodians, with  such
     reports to be provided to Customer's Board at such
     times   as   the   Board  deems   reasonable   and
     appropriate   based   on  the   circumstances   of
     Customer's foreign custody arrangements (and until further notice from Customer such reports shall be provided not less than quarterly with respect to the placement of Financial Assets and Cash with particular Eligible Foreign Custodians and with reasonable promptness upon the occurrence of any material change in the arrangements with such Eligible Foreign Custodians);

     (ii) exercise such reasonable care, prudence and diligence in performing as Customer's Foreign
     Custody Manager as a person having responsibility for the safekeeping of Financial Assets and Cash would exercise;

     (iii)  in selecting an Eligible Foreign Custodian,
     first  have  determined that Financial Assets  and
     Cash  placed and maintained in the safekeeping  of
     such  Eligible Foreign Custodian shall be  subject
     to   reasonable  care,  based  on  the   standards
     applicable to custodians in the relevant market, after having considered all factors relevant to the safekeeping of such Financial Assets and Cash, including, without limitation, those factors set forth in SEC rule 17f-5(c)(1)(i)-(iv);

     (iv) determine that the written contract with  the
     Eligible Foreign Custodian (or, in the case of  an
     Eligible  Foreign Custodians that is a  securities
     depository or clearing agency, such contract,  the
     rules  or  established practices or procedures  of
     the   depository,  or  any  combination   of   the
     foregoing)  requires  that  the  Eligible  Foreign
     Custodian   will  provide  reasonable   care   for
     Financial Assets and Cash based on the standards applicable to custodians in the relevant market.

     (v)  have  established  a system  to  monitor  the
     continued appropriateness of maintaining Financial
     Assets  and Cash with particular Eligible  Foreign
     Custodians   and  of  the  governing   contractual
     arrangements;  it being understood, however,  that
     in  the event that Bank shall have determined that
     the existing Eligible Foreign Custodian in a given
     country  would  no longer afford Financial  Assets
     and   Cash  reasonable  care  and  that  no  other
     Eligible Foreign Custodian in that country would afford reasonable care, Bank shall promptly so advise Customer and shall then act in accordance with the Instructions of Customer with respect to the disposition of the affected Financial Assets and Cash.

Subject to (b)(i)-(v) above, Bank is hereby authorized to place and maintain Financial Assets and Cash on behalf of Customer with Eligible Foreign Custodians pursuant to a written contract deemed appropriate by Bank.

      (c) Except as expressly provided herein, Customer
shall   be  solely  responsible  to  assure  that   the
maintenance of Financial Assets and Cash hereunder complies with the rules, regulations, interpretations and exemptive orders promulgated by or under the authority of the SEC.

      (d) Bank represents to Customer that it is a U.S.
Bank   as   defined  in  Rule  17f-5(a)(7).    Customer
represents  to Bank that: (1) the Financial Assets  and
Cash being placed and maintained in Bank's custody  are
subject  to  the  Investment Company Act  of  1940,  as
amended  (the "1940 Act"), as the same may  be  amended
from  time  to time; (2) its Board: (i) has  determined
that  it  is  reasonable to rely on Bank to perform  as
Customer's   Foreign  Custody  Manager  (ii)   or   its
investment adviser shall have determined that  Customer
may  maintain Financial Assets and Cash in each country
in  which Customer's Financial Assets and Cash shall be
held  hereunder  and  determined to  accept  the  risks
arising  therefrom (including, but not  limited  to,  a
country's financial infrastructure), prevailing custody
and   settlement  practices,  laws  applicable  to  the
safekeeping and recovery of Financial Assets  and  Cash
held in custody, and the likelihood of nationalization,
currency controls and the like) (collectively ("Country
Risk")).   Nothing contained herein shall require  Bank
to make any selection or to engage in any monitoring on behalf of Customer that would entail consideration of Country Risk.

       (e)   Bank   shall  provide  to  Customer   such
information relating to Country Risk as is specified in
Appendix  1-B  hereto.   Customer  hereby  acknowledges
that: (i) such information is solely designed to inform
Customer of market conditions and procedures and is not intended as a recommendation to invest or not invest in particular markets; and (ii) Bank has gathered the information from sources it considers reliable, but that Bank shall have no responsibility for inaccuracies or incomplete information.

      B.  Add the following after the first sentence of
Section  3  of  the  Agreement:   "At  the  request  of
Customer, Bank may, but need not, add to Schedule A an Eligible Foreign Custodian that is either a bank or a non-Compulsory Depository where Bank has not acted as Foreign Custody Manager with respect to the selection thereof. Bank shall notify Customer in the event that it elects to add any such entity."

     C.   Add  the  following language to  the  end  of
     Section 3 of the Agreement:

"The term Subcustodian as used herein shall mean the following:

     (a) a `U.S. Bank,' which shall mean a U.S. bank as defined in SEC rule 17f-5(a)(7);

     (b)   an `Eligible Foreign Custodian,' which shall
     mean  (i)  a banking institution or trust company,
     incorporated  or organized under  the  laws  of  a
     country  other  than the United  States,  that  is
     regulated as such by that country's government  or
     an agency thereof, (ii) a majority-owned direct or
     indirect subsidiary of a U.S. bank or bank holding
     company   which  subsidiary  is  incorporated   or
     organized  under the laws of a country other  than
     the  United  States; (iii) a securities depository
     or  clearing  agency,  incorporated  or  organized
     under  the laws of a country other than the United
     States (other than a Compulsory Depository),  that
     acts  as  a  system  for the central  handling  of
     securities  or  equivalent  book-entries  in  that
     country   and  that  is  regulated  by  a  foreign
     financial  regulatory authority as  defined  under
     section   2(a)(50)  of  the  1940  Act,   (iv)   a
     securities depository or clearing agency organized under the laws of a country other than the United
     States to the extent acting as a transnational system for the central handling of securities or equivalent book-entries, and (v) any other entity that shall have been so qualified by exemptive order, rule or other appropriate action of the SEC.

For  purposes of clarity, it is agreed that as used  in
Section  12(a)(i),  the  term  Subcustodian  shall  not
include any Eligible Foreign Custodian as to which Bank has not acted as Foreign Custody Manager or any Compulsory Depository."

                     Appendix 1-A

                COMPULSORY DEPOSITORIES

                     Appendix 1-B

          Information Regarding Country Risk


       1. To aid Customer in its determinations regarding Country Risk, Bank shall furnish annually and upon the initial placing of Financial Assets and Cash into a country the following information (check items applicable):

     A    Opinions of local counsel concerning:

___       i.    Whether  applicable foreign  law  would
          restrict   the  access  afforded   Customer's
          independent public accountants to books and records kept by an eligible foreign custodian located in that country.

___       ii.   Whether  applicable foreign  law  would
          restrict  the Customer's ability  to  recover
          its Financial Assets and Cash in the event of
          the   bankruptcy   of  an  Eligible   Foreign
          Custodian located in that country.

___ iii. Whether applicable foreign law would restrict the Customer's ability to recover
          Financial Assets that are lost while under the control of an Eligible Foreign Custodian located in the country.

     B.   Written information concerning:

___       i.    The  foreseeability  of  expropriation,
          nationalization, freezes, or confiscation  of
          Customer's Financial Assets and Cash.

___       ii.    Whether  difficulties  in   converting
          Customer's cash and cash equivalents to  U.S.
          dollars are reasonably foreseeable.]

     C.   A market report with respect to the following topics:

     (i)   securities   regulatory  environment,   (ii)
     foreign   ownership  restrictions,  (iii)  foreign
     exchange,    (iv)   securities   settlement    and
     registration, (v) taxation, and (vi) compulsory depositories (including depository evaluation).

      2.   To aid Customer in monitoring Country  Risk,
Bank shall furnish board the following additional information:

      Market flashes, including with respect to changes in the information in market reports.

                   GLOBAL PROXY SERVICE RIDER
              To Global Custody Agreement
                            Between
                    THE CHASE MANHATTAN BANK
                 FIRSTAR BANK, MILWAUKEE, N.A.
                              AND
              ____________________________________
    dated                                     1999.

1.   Global Proxy Services ("Proxy Services") shall  be
     provided  for  the countries listed in  the  proce
     dures  and guidelines ("Procedures") furnished  to
     Customer, as the same may be amended by Bank  from
     time  to  time  on prior notice to Customer.   The
     Procedures are incorporated by reference herein and form a part of this Rider.

2.   Proxy Services shall consist of those elements  as
     set forth in the Procedures, and shall include (a)
     notifications   ("Notifications")   by   Bank   to
     Customer  of  the  dates  of  pending  shareholder
     meetings,  resolutions to be voted  upon  and  the
     return  dates  as  may  be  received  by  Bank  or
     provided  to  Bank by its Subcustodians  or  third
     parties,  and (b) voting by Bank of proxies  based
     on    Customer   Instructions.    Original   proxy
     materials or copies thereof shall not be provided.
     Notifications shall generally be in  English  and,
     where   necessary,   shall   be   summarized   and
     translated from such non-English materials as have
     been  made  available to Bank or its Subcustodian.
     In  this  respect  Bank's only  obligation  is  to
     provide information from sources it believes to be
     reliable  and/or  to provide materials  summarized
     and/or  translated in good faith.   Bank  reserves
     the  right  to  provide  Notifications,  or  parts
     thereof,   in   the   language   received.    Upon
     reasonable advance request by Customer, backup information relative to Notifications, such as annual reports, explanatory material concerning resolutions, management recommendations or other material relevant to the exercise of proxy voting rights shall be provided as available, but without translation.

3. While Bank shall attempt to provide accurate and complete Notifications, whether or not translated, Bank shall not be liable for any losses or other consequences that may result from reliance by Customer upon Notifications where Bank prepared the same in good faith.

4. Notwithstanding the fact that Bank may act in a fiduciary capacity with respect to Customer under other agreements or otherwise under the Agreement, in performing Proxy Services Bank shall be acting solely as the agent of Customer, and shall not exercise any discretion with regard to such Proxy
     Services.

5.   Proxy voting may be precluded or restricted  in  a
     variety   of  circumstances,  including,   without
     limitation,  where the relevant  Financial  Assets
     are:   (i)   on   loan;  (ii)  at  registrar   for
     registration or reregistration; (iii) the subject of a conversion or other corporate action; (iv) not held in a name subject to the control of Bank or its Subcustodian or are otherwise held in a manner which precludes voting; (v) not capable of being voted on account of local market regulations or practices or restrictions by the issuer; or
     (vi) held in a margin or collateral account.

6.   Customer  acknowledges that in  certain  countries
     Bank may be unable to vote individual proxies but shall only be able to vote proxies on a net basis
     (e.g., a net yes or no vote given the voting instructions received from all customers).

7. Customer shall not make any use of the information provided hereunder, except in connection with the funds or plans covered hereby, and shall in no event sell, license, give or otherwise make the information provided hereunder available, to any third party, and shall not directly or indirectly compete with Bank or diminish the market for Proxy
     Services by provision of such information, in whole or in part, for compensation or otherwise, to any third party.

8.   The names of Authorized Persons for Proxy Services
     shall  be furnished to Bank in accordance with  10
     of the Agreement. Proxy Services fees shall be as set forth in 13 of the Agreement or as separately agreed.

                 SPECIAL TERMS AND CONDITIONS RIDER

                                      GLOBAL CUSTODY AGREEMENT

                                      WITH ____________________________

                                      DATE ____________________________

                           DOMESTIC ONLY
                 SPECIAL TERMS AND CONDITIONS RIDER


Domestic Corporate Actions and Proxies

With  respect  to domestic U.S. and Canadian  Financial
Assets (the latter if held in DTC), the following provisions shall apply rather than the provisions of
Section 8 of the Agreement and the Global Proxy Service rider:

     Bank shall send to Customer or the Authorized
     Person  for  a Custody Account, such  proxies
     (signed  in blank, if issued in the  name  of
     Bank's  nominee or the nominee of  a  central
     depository)  and communications with  respect
     to Financial Assets in the Custody Account as
     call   for   voting   or  relate   to   legal
     proceedings  within a reasonable  time  after
     sufficient  copies are received by  Bank  for
     forwarding  to its customers.   In  addition,
     Bank    shall    follow   coupon    payments,
     redemptions,  exchanges  or  similar  matters
     with  respect  to  Financial  Assets  in  the
     Custody  Account and advise Customer  or  the
     Authorized Person for such Account of  rights
     issued,   tender   offers   or   any    other
     discretionary rights with respect to such Financial Assets, in each case, of which Bank has received notice from the issuer of the Financial Assets, or as to which notice is published in publications routinely utilized by Bank for this purpose.

Fees

The fees referenced in Section 13 hereof cover only domestic and euro-dollar holdings. There shall be no Schedule A hereto, as there are no foreign assets in the Accounts.

                        DOMESTIC AND GLOBAL
                 SPECIAL TERMS AND CONDITIONS RIDER


Domestic Corporate Actions and Proxies

With  respect  to domestic U.S. and Canadian  Financial
Assets  (the  latter  if held in  DTC),  the  following
provisions  shall  apply  rather  than  the   pertinent
provisions of Section 8 of the Agreement and the Global
Proxy Service rider:

     Bank shall send to Customer or the Authorized
     Person  for  a Custody Account, such  proxies
     (signed  in blank, if issued in the  name  of
     Bank's  nominee or the nominee of  a  central
     depository)  and communications with  respect
     to Financial Assets in the Custody Account as
     call   for   voting   or  relate   to   legal
     proceedings  within a reasonable  time  after
     sufficient  copies are received by  Bank  for
     forwarding  to its customers.   In  addition,
     Bank    shall    follow   coupon    payments,
     redemptions,  exchanges  or  similar  matters
     with  respect  to  Financial  Assets  in  the
     Custody  Account and advise Customer  or  the
     Authorized Person for such Account of  rights
     issued,   tender   offers   or   any    other
     discretionary rights with respect to such Financial Assets, in each case, of which Bank has received notice from the issuer of the Financial Assets, or as to which notice is published in publications routinely utilized by Bank for this purpose.